UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)

(312) 489-5800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on November 2, 2025, Coeur Mining, Inc., a Delaware corporation (“Coeur”), New Gold Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“New Gold”), and 1561611 B.C. LTD., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), entered into an arrangement agreement (the “Arrangement Agreement”) and agreed to a strategic business combination transaction pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

On January 27, 2026, Coeur held a special meeting of stockholders (the “Special Meeting”) in connection with the Arrangement. At the close of business on the record date of the Special Meeting, there were 642,106,588 shares of common stock, par value $0.01 per share, of Coeur issued and outstanding (collectively, the “Coeur Common Stock”), each of which was entitled to one vote with respect to the proposals voted on at the Special Meeting. A total of 449,963,709 shares of Coeur Common Stock, representing approximately 70% of the issued and outstanding shares of Coeur Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum.

The following is a summary of the matters voted on at the Special Meeting based on the final, certified report of the voting results by the independent inspector of elections. The definitive proxy statement related to the Special Meeting that was filed by Coeur with the SEC under cover of Schedule 14A (File No. 001-08641) on December 22, 2025 contains a description of the following proposals considered at the Special Meeting. There were no recorded broker non-votes.

Proposal 1: The Charter Amendment Proposal

To approve the amendment to the Certificate of Incorporation of Coeur, as amended, to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares. The following votes were cast at the Special Meeting (in person or by proxy) and the proposal was approved:

For	Against	Abstain/ Withheld	Approval Percentage (1)
434,991,142	14,600,438	372,129	96.75%
(1) Percentage of votes cast for the proposal, excluding abstentions and broker non-votes.

Proposal 2: The Stock Issuance Proposal

To approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement. The following votes were cast at the Special Meeting (in person or by proxy) and the proposal was approved:

For	Against	Abstain/ Withheld	Approval Percentage (1)
436,551,109	12,902,270	510,330	97.12%
(1) Percentage of votes cast for the proposal, excluding abstentions and broker non-votes.

No other business properly came before the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: January 27, 2026	By:	/s/ Casey M. Nault
Name: Casey M. Nault
Title: Senior Vice President, General Counsel and Secretary